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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We have issued our report dated October 24, 2003 (except for Note 6 and Note 8, as to which the date is November 19, 2003) accompanying the consolidated financial statements of Altris Software, Inc. in the 2003 Form 10-K for the year ended September 30, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Irvine, California
January 28, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS